MEAS Asia Limited

(Project of American MEAS Sensor R & D and Production Base)

Investment Agreement

Signed on:

Signed in:

Investment Agreement

(Industrial Project)

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Party A: Shuangliu County People's Government

Party B: MEAS Asia Limited

Whereas,

1	Party B is a limited liability company incorporated in Hong Kong, with a registered capital of HK$ 1.951 million (in words: HK$ ONE MILLION NINE HUNDRED AND FIFTY-ONE THOUSAND ONLY). Franklin Dwyer Guidone, Jr is the legal representative. The registered address is Rm 1508, 15/F Winfield Commercial Building, 6-8 Prat Avenue, Tsimshatsui, Kowloon, Hong Kong. Its business scope covers the sensor R & D and sales.

2	Party A welcomes Party B to start business in Chengdu (Shuangliu) IOT Industrial Park; Party B is willing to establish an independent, wholly-owned enterprise as a legal person (hereinafter referred to as "Project Company") that registers business and tax in Shuangliu and serves production projects of the Park, to carry out the project of American MEAS sensor R & D and production base.

Pursuant to laws, regulations, and policies of China in force and in the principle of mutual benefit, mutual development, and good faith, Party A and Party B reach this Investment Agreement (hereinafter referred to as "the Agreement") on matters related to Party B's establishment of an American MEAS sensor R & D and production base in Chengdu (Shuangliu) IOT Industrial Park. Both parties shall abide by the Agreement.

Article 1	Project overview

1	Project name: American MEAS sensor R & D and production base (hereinafter referred to as "the Project")

2	Description: sensor R & D, production, and sales.

3	Investment scale: the total investment is not lower than RMB 100 million (in words: RMB ONE HUNDRED MILLION ONLY), including investment in fixed assets not lower than RMB 54 million (in words: RMB FIFTY FOUR MILLION ONLY). Intensity of investment in fixed assets is not lower than RMB 2.7 million per mu (a unit of area, 1 mu equals to 667 square meters) (investment in fixed assets referred to herein includes investment in buildings, attachments, and manufacturing fixed assets).

4	Location in the Park: position of the project land is shown on the blue-line map provided by the statutory planning Bureau.

5	Project planning and design requirements: in order that the Project meets the planning and design requirements of Chengdu (Shuangliu) IOT Industrial Park, Party A shall provide specific planning standard of the Park as well as the blue-line map before Party B commences project planning and design. Party B agrees and abides by the planning and design requirements promulgated or approved by the Planning Department of Shuangliu County.

6	Time of commencement and construction schedule:

Investment of Party B shall be fully funded within 2 years from the date of land handover by Party A and the Project shall be completed and put into operation within 3 years from the effective date of the Agreement.

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Party B shall mobilize and commence construction within 6 months from the date when Party A grants land-use right to Party B (the date of granting land-use right is the date when Party A provides the blue-line map of the product land to Party B. Construction commencement standard refers that Party B mobilizes after it obtains the engineering construction permit for the Project, full excavation is completed for the foundation, and the construction authorities conducts safety inspection and quality inspection, similarly hereinafter);

Party B shall complete main construction of the Project within 18 months from the date when Party A grants land-use right; Party B shall have the absolute ownership of all the buildings and facilities on the land upon the completion of main construction.

Party B shall complete interior decoration, equipment installation and testing and the equipment shall be inspected or accepted by related government authorities and put into pilot run within 23 months from the date when Party A grants the land-use right; Party B shall have the absolute ownership of all the equipment and facilities.

The Project of Party B shall be officially put into operation within 24 months from the date when Party A grants the land-use right.

In the case that either party requires changing the above construction schedule for reasons that are not predictable at the conclusion of the Agreement, Party A and Party B shall reach an agreement in writing and abide by the new schedule; otherwise, both parties shall abide by the above schedule agreed in the Agreement. Any delay of commencement and schedule due to Party A’s fault, Party B may delay the commencement and schedule without violation of the Agreement.

7	Economic indexes of the Project

Party B commits that the annual output will reach RMB 120 million (in words: RMB ONE HUNDRED AND TWENTY MILLION ONLY) and the annual tax amount will reach RMB 6 million (in words: RMB SIX MILLION ONLY) within three years after the Project is official put into operation.

Article 2	Rights and obligations of Party A

(I)	Project land

1	Party A provides 18 mu (a unit of area, 1 mu equals 667 square meters) of land to Party B for construction of the Project under the Agreement according to the construction plan of Party B (hereinafter referred to as "Project Land"). The term of land-use right of the Project Land is 50 years and the land is provided by the means of public listing according to relevant laws. Party A shall commence the transaction of Certificate of State-owned Land within 3 months from the date Party B put the project in operation. Party B may have absolute right for land use upon the payment and obtain of Certificate of State-owned Land. For land price, government-directed price at the conclusion of the Agreement shall prevail.

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2	Party A provides Party B with the Project Land that is facilitated with "nine accesses". "Nine accesses" refer to the access to civil roads, rainwater pipe, sewage, water supply, natural gas, communications, network, and mail services. Supporting facilities of rainwater pipe, sewage, water supply, natural gas, power supply, communications, and network are provided to the road side of the trunk road to which the Project Land of Party B is located (excluding the special requirements for dedicated pipes, lines, and network specified by national laws and regulations). The facilities are planned and implemented by Party B. Party B shall be responsible for connection (including the connection points) from the utility area outside of the red line to the red line of the Project Land as well as the supporting facilities and related costs.

3	Party B shall apply for supply scheme of water, power, and natural gas required by the Project and submit the scheme to relevant functional departments for approval. At that time, Party A shall assist Party B in signing supply agreements with related governmental departments and provide temporary water and power supplies needed for mobilization and construction. Party A also shall realize supply of 120 tons of water per day, 1800 KVA of electricity, and 10 m3 of gas per day before the Project is completed and put into operation. Facilities for connection to temporary and permanent water, power, and gas supply facilities and related engineering works shall be at the Party B's cost.

(II)	Supportive policies

Party A shall provide supportive policies to the Project of Party B as agreed in the Agreement.

1	If the Project of Party B wants to enjoy the supportive policies, the following conditions shall be satisfied:

(1)	Party B shall complete the establishment of the Project Company meaning obtained business license and tax license in Shuangliu within 90 days from the date when the Agreement takes effect; at the same time, registered capital of the Project Company shall not be less than RMB 40 million (in words: RMB FORTY MILLION ONLY)

(2)	The investment intensity of fixed assets and the investment scale of the Project of Party B shall comply with provisions specified in Article 1 of the Agreement;

(3)	The construction shall begin and the Project shall put into operation on the date agreed in Article 1 of the Agreement.

If any one of the above-mentioned conditions is not met by the Project of Party B, Party A is entitled to cancel all supportive policies.

2	After Project of Party B meets the above-mentioned conditions, Party B shall ask Party A for financial supportive policies ("11555"). "11555" supportive policy refers to: (1) in the first two years (i.e. from the date when the Project is put into operation to the twenty-fourth month): the full amount collected at county level by reference to value-added tax, income tax and business tax paid by the Project Company; (2) in the following three years (from the twenty-fifth month beginning from the date when the project is put into operation to the sixtieth month): 50% of the amount collected at county level by reference to value-added tax, income tax and business tax paid by the Project Company;

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3                (1)                First application, fund appropriation and cancellation of "11555"

If premises for supportive policies meted, Party B shall apply to the Party A for the supportive fund as agreed in Item 2 (1) of Paragraph (II) in Article 2 of the Agreement one year later from the date when the Project of Party B is put into operation (12 months after the date when the Project is put into operation). After relevant functional department of the County Government approves that the amount of tax paid by Party B from the date when the Project is put into operation to the twelfth month has reached annual amount agreed in the Article 1 of the Agreement, the County Government shall appropriate the supportive fund. If relevant functional department of the County Government finds that the amount of tax paid by Party B from the date when the Project is put into operation to the twelfth month has not reached annual amount agreed in the Article 1 of the Agreement, the County Government shall not appropriate the supportive fund.

(2)	Another application and fund appropriation of "11555"

Party B shall apply for the second to fifth year’s supportive fund specified in items 2 of Paragraph (II) in Article 2 of the Agreement by reference to Item 3 (1) of Paragraph (II) in Article 2 of the Agreement.

Fund appropriation method of the County Government shall refer to Item 3 (1) of Paragraph (II) in Article 2 of the Agreement.

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(III)	Government services

1	Party A shall assist Party B to complete relevant formalities concerning business registration, production permit and plant construction of the Project Company, which are required in operation and construction.

2	Party A shall actively assist Party B to complete government approval about environmental impact assessment and fire control of the Project, and shall also assist Party B to get relevant permits and formalities as soon as possible.

3	Party A shall assign special persons to communicate with relevant principals in the Project of Party B, provide services and assist Party B to solve questions and problems encountered during investment, construction or production; besides, they are also responsible for coordinating the relationship between the Project Company and relevant governmental departments as well as companies in the Park.

4	Party A shall maintain normal production and operation of Party B and guarantee its legal property right, management right and other legal rights. Design made by Party B shall meet the requirements of Chengdu (Shuangliu) IOT industrial Park. Party A shall give feedback concerning Party B’s design for modification within 24 hours.

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5	During operation of the Project of Party B, if the Project meets the requirements for enjoying preferential policies unveiled by relevant departments at national, provisional, city or county level, Party A shall actively assist Party B in reporting.

Article 3	Rights and obligations of Party B

1	Before the Agreement is signed by both parties, Party B shall introduce the Project to Party A in details and provide Party A with relevant background data. Party B shall commit that conditions of the Project and background data provided to Party A are authentic, legal and valid.

2	Party B shall complete formalities for establishment of the Project Company as agreed in Item 1 of Paragraph (II) in Article 2 of the Agreement. After establishment of the Project Company, rights and obligations of Party B under the Agreement shall be inherited. Party B and the Project Company shall assume joint legal liabilities arising from the performance of the Agreement.

3	Party B or the Project Company shall participate in the bidding of Project Land in accordance with the law. In case they win the bidding, the Project Land must be used for the purpose stated in the Agreement. The land shall not be used for lease, mortgage or transfer without the permission of relevant authorities. Otherwise, relevant authorities have the right to unconditionally withdraw the Project Land, terminate the Agreement and take actions against Party B’s breach.

4	Party B shall conduct investment and construction work under Article 1 of the Agreement. Party B shall choose relevant design, drawing check, capital verification intermediaries in a prudent way. Party B shall supply concept design of the Project to Party A for review within 90 days upon the date of land transfer by Party A. And Party A shall reply within 24 hours. Party A shall review the general plan provided by Party B for at most three times. Party B shall not cancel or delay the construction on the ground that the general plan is not approved. Otherwise, Party A has the right to terminate the Agreement and unconditionally withdraw the Project Land, with all losses caused herein bore by Party B.

5	Party B shall organize relevant resources by itself to investigate, design and construct related plants and supporting facilities. Party B shall strictly follow the requirements of Party A on park plan, area ratio, height of buildings, greening rate, environmental protection, etc. to conduct relevant plan deigns and construction. Otherwise, Party A has the right to demand Party B to unconditionally remove, change, reconstruct, etc. within three months, with all losses caused herein bore by Party B.

6	Party B shall ensure that the Project satisfies the environmental and safety requirements and is able to pass the environmental impact assessment.

7	Party B shall follow the management regulations and development plans of the Park stipulated by Party A, and participate in public-spirited activities organized by Party A or the local government.

8	Party B shall pay for water supply, electricity, communications, etc. in production & operation to relevant department on time.

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9	Party B commits to preferentially employ labors of Shuangliu County under the same conditions. Party B shall operate legally, manage normatively, pay more attention to product quality and enterprise reputation, establish labor relations legally and ensure the legal rights of employees.

10	In order to maintain the image of the Park, Party B commits to open lighting facilities such as wall lights, road lamps, etc. at night since the operation of the Project.

11	Party B commits that the actual operation period of the Project Company shall be at least 15 years (starting from the actual date of the operation of the Project). Within this period, Party B shall ensure the commercial registration place of the Project Company (including places where the Project Company often works and production & operation activities) do not remove from Chengdu (Shuangliu) IOT Industrial Park, except the case that Party B removes in advance with the written permission of Party A or due to force majeure. If the Project Company incorporates with others of separates or change its legal form within this period, but its rights and obligations remain in the commercial registration place of the Project Company, that is Chengdu (Shuangliu) IOT Industrial Park, it shall be considered that it does not remove from the Park. In case that Party B continues to stay in the Park when the said operation period expired, it can still share the facility services of the Park; in case that it removes from the Park, it still has the right to dominate its properties after it deals with such procedures as removal, business termination, settlement, etc.

Article 4	Performance security

1	Party B shall, within 30 days upon the date of signing the Agreement, pay performance security RMB 1 million (in words: RMB ONE MILLION ONLY) to the account appointed by Party A as the guarantee of Party B’s performance. Party A shall, within 30 days upon receiving the security paid by Party B, give Project Land blueprint to Party B. The Agreement goes into effect since the date when Party A receives Party B’s performance security and gives Party B Project Land blueprint within 60 days upon the effect of the Agreement. The performance security will not generate any fructus during the storage period of Party A. unless otherwise caused by Party A and be returned. Interest rate is in accordance with the rate of the People’s Bank of China.

(Receiver: Chengdu Internet of Things Technology Institute

Account No.: 0201 2010 2193 2810 0018

Bank: Bank of Chengdu Shuangliu Sub-branch)

2	Guaranty coverage of performance security

(1)	As guaranty of Party B’s performance such as investing and constructing under the Agreement.

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(2)	During the investment and construction of Party B, the performance security can be used to deal with relevant matters after the arbitration of the local judicial authorities and arbitration agencies in case that disputes or liability compensations occur. If pay disputes of migrant workers are caused due to Party B, and if the case is serious, Party A can decide to use the performance security to pay for the workers' wages on its own.

3	When Party B gets land use right certificate for the Project, and after the Project is completely put into commission after being approved by Party A, Party A shall give back the performance security in this article to Party B. In case that Party A does not give Party B project land blueprint on time with the time period exceeding 30 days, and Party B demands to terminate the Agreement, Party A shall give back the performance security to Party B within 30 days.

Article 5	Alteration and termination of the Agreement

1	The Agreement can be altered after the both parties get mutual consensus and sign written documents. If any supplement or alteration in relevant laws makes the Agreement breach laws after the Agreement takes effect, both parties shall negotiate and modify the Agreement to make it conform to regulations of relevant laws.

2	If any of the following situations, the Agreement shall terminate automatically:

(1)	If force majeure events occur, relevant evidences are provided for proving the occurrences of force majeure events, and the Agreement fails to be performed due to these events, or the Agreement fails to be unceasingly performed due to influences of these events for over 90 days;

(2)	Party B fails to comply with the term of operation specified in Item 11 of Article 3, and removes in advance;

(3)	Project Land is withdrawn as per relevant laws, regulations and the Agreement;

(4)	Other situations specified by relevant laws, regulations and the Agreement can terminate the Agreement.

3	In any of the following situations, Party A is entitled to terminate the Agreement in accordance e with relevant laws. l

(1)	Party B fails to conduct investment and construction work as per Article 1 of the Agreement;

(2)	Party B fails to comply with the term of operation specified in Item 11 of Article 3, and removes in advance; relevant government is entitled to bring back the project land unconditionally and require Party B to demobilize.

(3)	Other situations specified by relevant laws, regulations and the Agreement can terminate the Agreement.

Party A shall inform Party B in writing if determining to terminate the Agreement.

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4	If the Agreement is terminated as per Item 2, 3 of this Article, the observant Party is entitled to continue to pursue the default Party's liabilities for breach of the Agreement as per relevant laws, regulations and the Agreement.

Article 6	Default liabilities

1	If Party B fails to realize the economic indicator specified in Item 7 of Article 1 in the Agreement, Party A is entitled to completely cancel or partially cancel various supportive policies provided by Party A for Party B as per actual investment of Party B.

2	If Party B fails to put investment and construction as per regulations specified in Paragraph 3 of Article 1, relevant authority is entitled to unconditionally withdraw the Project Land and inform Party B to clear and exit the site in given time.

3	If Party B fails to mobilize and start construction as per Item 6 of Article 1 in the Agreement, and delay in three months (including three months), Party A is entitled to terminate the Agreement. Relevant authority is entitled to unconditionally withdraw the Project Land, and all losses shall be born by Party B.

4	If Party B fails to complete main building of the Project as per Item 6 of Article 1 in the Agreement, and the completion time delays over three months (including three months), corresponding land area shall be calculated as per floor area ratio regulated by planning and design suggestions specified or approved by planning departments of Shuangliu, and the difference between the calculated land area and the area held by Party B shall be regarded as vacant land. Party A is entitled to require Party B to pay charges for vacant land as penalty as per the following standards: for the first year, 20% of the total price of vacant land; for the second year, 30% of the total price of vacant land. If land is vacant for over two years (including two years), Party A is entitled to terminate the Agreement, and relevant authority is entitled to unconditionally withdraw the vacant land.

5	If the project land of Party B is resumed according to the law or agreement between two parties, Party A and Party B shall negotiate with each other about the treatment of the above-ground buildings on the said land. In case of failing to reach an agreement, a qualified assessment agency assigned by Party A shall evaluate the usable part of Party A. Party A and the third party assigned by Party A shall acquire the said part at the price of 70-80% of the assessment value. Party B’s any objection concerning the price evaluation may be referred to the People’s Court having jurisdiction for settlement.

6	If Party B fails to complete the industrial and commercial and tax registration formalities for Project Company in Shuangliu or has other defaults, which brings any loss to Party A, Party B shall make corresponding compensation the loss.

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7	If violating the agreement concerning demobilizing from Chengdu (Shuangliu) IOT Industrial Park in advance which is specified in Item 11 of Article 3 in the Agreement, Party B shall behave as per the following cases: return 10% of the appropriated fund to Party A in case of one year but less than two years in advance; return 20% of the appropriated fund to Party A in case of two years but less than three years in advance; return 30% of the appropriated fund to Party A in case of three years but less than four years in advance; return 40% of the appropriated fund to Party A in case of four years but less than five years in advance; return 50% of the appropriated fund to Party A in case of five years but less than six years in advance; return 60% of the appropriated fund to Party A in case of six years but less than seven years in advance; return 70% of the appropriated fund to Party A in case of seven years but less than eight years in advance; return 80% of the appropriated fund to Party A in case of eight years but less than nine years in advance; return 90% of the appropriated fund to Party A in case of nine years but less than ten years in advance; and return 100% of the appropriated fund to Party A in case of ten years or above in advance. Besides return of the appropriated fund, Party B shall also pay the penalty with amount the same with that of the appropriated fund.

8	Even though either party may violate the Agreement, the punishment can be reduced or exempted for the default party through negotiation between parties.

Article 7	Force majeure

If either party of the Agreement cannot fulfill corresponding obligations due to the force majeure, the party will not assume the responsibilities concerning delayed fulfillment or impracticability caused by the said force majeure for the other party.

Article 8	Confidentiality

Both parties agree to keep the confidentiality of the Agreement which will not be disclosed unless it is required by applicable laws, regulations and rules (including laws, regulations and rules applicable to Party B). In addition, without the permission of information provider, any information for communication between two parties shall not be revealed to other people or units except for involved parties of the Agreement and corresponding agents and professional advisers.

Article 9	Applicable law and dispute settlement

The validity, explanation and execution of the Agreement shall be subject to the laws of the People’s Republic of China. In case of occurrence of any dispute and claim caused by or related to the Agreement, both parties shall turn to friendly negotiation for settlement firstly. If the negotiation fails, both parties will agree to institute legal proceedings in the people’s court with due jurisdiction.

Article 10	Miscellaneous

1	In order to ensure good communication and improve work efficiency, Party B assigns Ma Chaomeng and Tong Yan (phone numbers: 15928735298 and 13880769076) as its contacts to undertake the communication related to routine business. Party A shall be notified promptly in case of change of the contacts.

2	Except for the communication related to routine business, the notification, change of time period and meeting minutes related to fulfillment of the Agreement shall be in written form. Receipt of such written documents as notice and correspondence shall be subject to signature and postmarked return receipt of the other party. Based on agreement between two parties, various documents taking effect according to the law can be the appendixes of the Agreement and have the same legal effect with the Agreement.

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3	The Agreement is made in octuplicate and each party holds four copies. It takes effect upon signature and sealing of both parties and payment of performance security by Party B as per Article 4. Unless the other party gives the written agreement, either party shall not transfer its rights and obligations under the Agreement to a third party.

4	Appendixes of the Agreement form a part of the Agreement and have the same legal effect with the Agreement. Appendixes of the Agreement include: copy of business licenses (seal annexed), organization code certificate (seal annexed), copy of tax registration certificate (humid seal), and copy for ID of legal representative (seal annexed). If the legal representative is not the person signing the agreement, a letter of attorney and copy for ID of agent (signature) shall be provided.

Party A: Shuangliu County People's Government	Party B: MEAS Asia Limited

Legal representative:	Legal representative:

(Or authorized representative):	(Or authorized representative):

Date:	Date:

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Supplemental Agreement

Party A: Chengdu Internet of Things Technology Institute (hereinafter referred to as Party A)

Party B: MEAS Asia Limited (hereinafter referred to as Party B)

Pursuant to Investment Agreement (hereinafter referred to as Main Agreement) signed by and between Shuangliu County People's Government and MEAS Asia Limited on December 21, 2011, and in the principle of mutual benefit, mutual development, and good faith, now Party A and Party B reach this Supplemental Agreement on various matters related to Party B's establishment of an sensor R & D and production base in Chengdu (Shuangliu) IOT Industrial Park.

Article I: Party A shall provide about 20 mu (a unit of area, 1 mu equals 0.0667 hectares) of industrial land to Party B in accordance with the project construction demand of Party B and the service life of the land is to be 50 years. Party B shall, by the means of public listing in accordance with relevant laws, obtain the land and pay for it. Hereunder Party A shall provide Party B project subsidize per Party B’s Technology Reformation, Energy Saving & Emission Reduction or Technology Innovation efforts to compensate the amount that the land price of RMB 160,000 /mu*net area of land use + RMB 80,000 /mu * land area to be levied (additional tax excluded) and Party A shall perform the compensation herein within three months from the completion transaction date of Certificate of State-owned Land. Party B shall provide Party A relevant document concerning project subsidize. If the economic indicators of Party B’s project company fail to reach that prescribed in Article 1.7 of the Main Agreement three years after it is put into operation, Party B shall return Party A the supportive expenses.

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Article II

(I)          The validity, interpretation and execution of this Agreement shall be subject to the laws of the People’s Republic of China. In case of any dispute, controversy or claim arising from or related to the Agreement, both parties hereto shall, first of all , turn to friendly negotiation for settlement ..Should such negotiation fails, such disputes may be referred to the People’s Court with jurisdiction on the execution of the contract.

(II)          Should there be any discrepancy between the Supplemental Agreement and the Main Agreement, the Supplemental Agreement shall govern. Content which is not changed by this Supplemental Agreement shall be executed according to the Main Agreement.

(III)         The Supplemental Agreement shall have the same binding effect as the Main Agreement. The Supplemental Agreement shall be in octuplicate, of which, Party A and Party B each holds four. It shall take effect upon signing and affixing the seal by both parties.

Party A: Chengdu Internet of Things Technology Institute	Party B: MEAS Asia Limited

Legal Representative:	Legal Representative:

Authorized Agent:	Authorized Agent:

___DD___MM___YY	___DD___MM___YY

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